OFFICE LEASE


     THIS LEASE is made this ___ day of ___, ___, by and between SHERWOOD FOREST OF TEMPLE TERRACE, INC. (herein called "Landlord") and ASSOCIATED GOLF MANAGEMENT, INC. (herein called "Tenant"), which Parties in consideration of their mutual covenants herein set forth do hereby agree as herein specified.

     SECTION 1.   DEMISED PREMISES.   In consideration of the rent
hereafter agreed to be paid by Tenant to Landlord, and in consideration of the covenants of the respective parties hereto to be performed by them at the time and in the manner hereinafter provided, Landlord does hereby lease and let unto Tenant, and Tenant does hereby lease from Landlord, those certain premises (herein called the "demised premises") situate in the SHERWOOD FOREST SHOPPING CENTER & OFFICES (herein called the "Center"), in HilLsborough County, Florida. The boundaries and location of the demised premises within the center are indicated in red on the site plan of the center, labeled Schedule "A" attached hereto and made a part hereof. For purposes of this lease, where applicable, the area of the demised premises is 706 square feet, including all outside walls and one-half thickness of party walls.

     SECTION 2. TERM OF LEASE AND OPTION. This lease shall be month to month for up to a term of 1 year. The "lease commencement date" shall be June 1, 1999. The "possession date" shall be N/A.

     Provided that the lease is still in full force and effect and that the Tenant is not in default under any of the. terms or conditions of this lease, Tenant shall have (1) option to extend the term of this lease (the option "periods"), each option for a period of (1) year(s) following the initial lease term, or the then applicable option period. Tenant shall exercise such option(s) to extend by written notice to Landlord at least sixty (60) days prior to the expiration of the initial lease term or the then applicable option period.

     SECTION 3. RENTAL. Tenant covenants and agrees that it will pay to Landlord for the use of the demised premises rental without setoff, deduction or demand, except as expressly authorized under the terms of
Section 12 and 13 of this Lease, as follows:

     A.   Base Rent.   "Base rent" at the rate of $9,453.24 per annum,
payable in equal monthly installments of $787.77 per month, in advance, on the first day of each month during the term of this lease. Base rent subject to annual CPI adjustment @ 3%.

     B.   Sales and Use Tax.   Tenant shall also pay any and all sales tax
levied upon the use and occupancy of the demised premises which may be now or hereafter imposed by any lawful authority.

     C. Definition of Lease Year. The term "lease year" as used in this lease shall refer to each twelve (12) month period starting on June 1, 1999, and each consecutive anniversary of such date thereafter.

     D.   Default on Money Payments.   If Tenant fails to pay as and when
due the proper amount of base rent, sales and use tax and any other amounts which may be due Landlord under this Lease by the sixth day of the month, Tenant shall pay to Landlord a service charge of $5.00 per day ($30.00 minimum) in order to defray the expenses of handling such late payment. In addition, if any checks are returned for any reason whatsoever, or if payment thereon is refused, Tenant shall pay Landlord a fee of $20.00 for each such dishonored check to defray Landlord's administrative cost in

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connection therewith.

     SECTION 4.   USE OF DEMISED PREMISES.   It is understood and agreed
between the parties hereto and Tenant covenants that during the continuance of this Lease the premises shall be used and occupied only as a business office and for no other purpose or purposes, without the prior written consent of Landlord. Tenant agrees to operate its business within the demised premises for such use during the entire term of this Lease, and to conduct its business at all times in a business-like and reputable manner. Landlord shall have the right to prescribe such reasonable rules governing the conduct of business and use of the common area in the Center as Landlord in its sole discretion shall deem necessary in order to promote a first class commercial environment for the benefit of customers, other tenants, and clients of the Center and as to Landlord's relationship with such parties and Tenant consents and agrees to obey all such rules and regulations and to require all persons in the Premises to comply with such rules and regulations. No auction, fire, liquidation or bankruptcy sale may be conducted in the demised premises without the previous written consent of Landlord. Tenant shall not make any use of the Premises that shall cause an increase in Landlord's insurance.

     The use and occupation by Tenant of the demised premises shall include the nonexclusive use in common with others of the common areas, employees' parking areas, service roads, loading facilities, sidewalks and visitor car parking areas designated from time to time by Landlord subject, however, to the terms and conditions of this agreement and to reasonable rules and regulations for the use thereof prescribed from time to time by Landlord. Landlord expressly reserves the right at Landlord's sole discretion to change or relocate any portion of the common areas, parking areas, service roads, driveways, and sidewalks at any time or times.

     SECTION 5. CARE OF PREMISES. Tenant shall not perform any acts or carry on any practices within the demised premises and common areas which may injure the building or be a nuisance or menace to other tenants in the Center and shall keep the demised premises under its control clean and free from all vermin, rubbish and debris at all times, and shall store all trash and garbage within the demised premises or at Landlord's designated place therefor and arrange for the regular pick-up of such trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage of any kind within the Center. Tenant shall not keep or display any signs on or otherwise obstruct the walkways or areaways adjacent to the demised premises without the written consent of Landlord.

     SECTION 6.  MAINTENANCE AND ALTERATIONS.    Landlord shall keep the
foundation, outer walls, roof and buried conduits of the demised premises in good repair and Landlord shall pay for all repairs to such portions of the premises except such repairs that may be occasioned by the negligence
of Tenant or Tenant's agent or employees.   If any repairs to the
structural portion of the premises (or to the building in which the premises shall be located) should be required as a result of the negligence of Tenant or Tenant's agent or employees, then Tenant shall pay all expenses incurred by Landlord as a result of such repairs. Tenant shall keep the inside of the demised premises, including all plumbing, wiring, piping, fixtures, bulbs, flooring, carpeting, equipment, mechanical and electrical, and appurtenances, all plate glass, and the exterior doors, windows, and window frames of the demised premises in a clean and good order, condition and repair, and shall also keep the premises in a clean, sanitary and safe condition in accordance with law and in accordance with all rules and

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regulations of governmental and quasi-governmental agencies (including insurance boards) having jurisdiction over the Center. Tenant shall not make any permanent alterations or improvements to the demised premises without first obtaining Landlord's Consent to the design, materials, size and location thereof, and Landlord's consent, at Landlord's sole option, may also be conditioned upon the posting of a payment and performance bond. If Tenant desires to make any permanent improvement(s) or alteration(s), Landlord, upon approval of the plans and specifications therefor, may elect to make such improvements for Tenant at Tenant's expense in order to ensure the structural and architectural integrity and quality of construction work in the Center. In any such event, Tenant shall deposit with Landlord such sum of money as may be necessary to make, construct, or install such work. All alterations, additions, improvements and such fixtures other than trade fixtures which as a matter of law have become a part of the realty which may be made or installed by either of the parties hereto upon the premises and which in any manner are attached to the floors, walls or ceilings shall upon the expiration or termination of this Lease become the property of Landlord without any payment by Landlord therefor, provided that Landlord may at its option require Tenant to remove from the premises at Tenant's expense all or any portion or item heretofore specified at the expiration of this Lease. Any personal and/or real property tax which may be imposed by the proper taxing authorities upon any improvements made or requested by Tenant shall be paid by Tenant. Tenant shall not install any lighting fixtures (inside or outside of the demised premises), shades, awnings, sliding doors in or on, alter the structure of or obstruct any portion of the demised premises in any manner without first having obtained Landlord's prior written consent therefor. Tenant agrees to remove all signs and personal insignia which may be displayed in or about the demised premises and pay Landlord for the repair of any damage caused to the demised
premises by Tenant's removal of such items.   Anything in this Lease to the
contrary notwithstanding, Tenant shall not remove any furniture, equipment, fixtures, personal property, or other improvements from the demised premises without Landlord's prior written consent if Tenant is in default under any of Tenant's covenants or obligations under this Lease.

     SECTION 7.   ADVERTISING MEDIA.   Tenant agrees not to use any
advertising media in the demised premises that shall be deemed reasonably objectionable to Landlord or other tenants, including, but not limited to, such media as signs (except as permitted in Section 19), loud speakers, flashing lights, phonographs or radio broadcasts in a manner to be heard or seen outside of the demised premises.

     SECTION 8. INDEMNITY - LIABILITY INSURANCE. The Landlord shall not be liable for any damage or injury to any person or property whether it be the person or property of the Tenant, the Tenant's employees, agents, guests, invitees or otherwise by reason of Tenant's occupancy of the leased premises or because of fire, flood, windstorm, Acts of God, or for another reason. The lessee agrees to indemnify and save harmless the Landlord from and against any and all loss, damage, claim, demand, liability or expense by reason of damage to person or property which may arise or be claimed to have arisen as a result of the occupancy or use of said leased premises by the Tenant or by reason thereof or in connection therewith or in any way arising on account of any injury or damage caused to any person or property on or in the leased premises providing however, that Tenant shall not indemnify as to the loss or damage due to fault of Landlord.

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In addition to such indemnification, Tenant shall at its expense throughout the duration of this Lease procure and continue in force general liability insurance covering any and all injury to persons in or upon the demised premises, including all damage from signs, glass, awnings, fixtures or other appurtenances now or hereafter erected on the demised premises, and insuring the indemnity agreement contained in this Section. Such insurance shall be in the amount of not less than Five Hundred
Thousand Dollars ($500,000.00) for injury to one person in one accident, occurrence or casualty, and not less than One Million Dollars ($1,000,000.00) aggregate; or in lieu of the foregoing a combined single limit of not less than $1,000,000,000. Tenant shall also carry property damage insurance in an amount of not less than $100,000.00 for damage to property on any one occurrence. Any insurance policies required hereunder shall name Landlord as an additional insured, and Tenant shall furnish Landlord evidence in the form of a certificate of insurance within ten (10) days from the date Tenant shall receive written notice from Landlord as to the commencement of this Lease unless otherwise sooner requested by Landlord.

Tenant may procure and maintain all insurance which it deems necessary for its protection against loss or damage to any of its personal property, leasehold improvements and trade fixtures on the demised premises.

     SECTION 9.   ASSIGNMENT OR SUBLETTING.   Tenant shall not have the
right at any time to mortgage or assign this Lease by operation of law or otherwise, or sublet the Premises or any part thereof, without the prior written consent of Landlord. Landlord's consent to any sublease shall be conditioned, inter alia, upon the requirements that the sublease shall state (i) that it is subject to all of the provisions of this Agreement, and (ii) that the sublessee's rights shall not survive the earlier termination of this lease, whether by voluntary cancellation between Landlord and Tenant, or otherwise.

     SECTION 10. LANDLORD'S ACCESS TO DEMISED PREMISES. Landlord shall have the right to enter upon the demised premises at all reasonable hours for the purpose of exhibiting the premises to mortgagees or prospective purchasers or lenders, and inspecting same or for making repairs to the demised premises or to any property owned or controlled by Landlord therein. If Landlord determines that certain repairs to the demised premises should be made as required under this Lease, then Landlord may demand that Tenant make same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch (but in no event later than thirty (30) days) after written notice by Landlord, Landlord may make or cause such repairs to be made and Landlord shall not be responsible to Tenant for any loss or damage that may be suffered by Tenant's property found to the demised premises or business conducted therein by reason thereof, and if Landlord makes or causes such repairs to be made, Tenant agrees that it will forthwith on demand pay to Landlord the cost thereof with interest thereon at the maximum rate then permitted to be charged by private parties by the laws of the State of Florida. Landlord may, during the ninety (90) day period prior to the expiration of this Lease or at any time subsequent to the termination of this Lease, if terminated prior to the normal expiration date hereof, have access and entry to the demised premises during reasonable business hours for purposes of exhibiting the demised premises to other prospective tenants. In conjunction therewith, Landlord may place a sign in Tenant's windows indicating the availability of the demised premises for purposes of leasing or renting same.

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     SECTION 11.   UTILITIES.   Landlord shall pay all charges (whether
determined by separate meter of otherwise) for electricity and water consumed upon the Premises, and for all sewer, garbage disposal and pick-up services furnished to the Premises. No additional charges shall be made against Tenant for such electricity, water, sewer and garbage disposal services provided Tenant uses such services only for employees and other normal uses. If Tenant shall use any machinery or equipment that shall increase the consumption of such utilities or services, then Tenant shall pay the portion of such charges that would represent such additional use. Tenant shall pay all charges for utilities and services except as expressly provided herein, including, without limitation, telephone and fuels other than electricity, if any, furnished to the premises (whether determined by separate meter or otherwise.)

     In no event shall Landlord be liable for the quality, quantity, failure or interruption of such services to the demised premises.

     SECTION 12.   EMINENT DOMAIN.   If the whole of the demised premises
(or such part thereof as shall render the remainder of the premises untenantable) shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the day possession is required by the condemning authority. If only a portion of the premises is taken, and if such taking does not render the remainder of the premises untenantable, then this Lease shall not terminate, and from that day onward, Tenant shall continue in the possession of the remainder of the demised premises under the terms herein provided, except that the rent due from Tenant shall be reduced in proportion to the amount of the demised premises taken. Landlord shall, within a reasonable time after such taking, at its own cost and expense, make repairs necessary due to the partial taking in order to allow the Tenant the continued usage of the remainder of the demised premises, provided, however, Landlord shall not be required to expend any amounts in excess of the severance damages paid by the condemning authority in connection with such taking.

     The parties agree that Tenant shall not be entitled to any damages by reason of the taking of its leasehold interest or any part thereof, but Tenant shall be entitled to prove and collect for its damages to fixtures and any leasehold improvements made by it, to the extent that such improvements shall not have been improvements that are replacements or substitutions of improvements theretofore installed by Landlord.

     SECTION 13.   FIRE DAMAGE AND FIRE INSURANCE.   If the demised
premises shall be partially damaged by fire or other casualty, the damages shall, within a reasonable time thereafter be repaired by and at the expense of Landlord to the extent insurance proceeds are paid to Landlord as a result of such casualty damage. Such repair shall be made promptly except that no penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor or materials difficulties" or any other cause beyond Landlord's control.

     If the demised premises are totally damaged or are rendered wholly Untenantable by fire or other casualty, the rent due under Section 3 hereof shall abate until the substantial completion of any restoration or rebuilding. Landlord shall, subject to the terms hereof, within a reasonable time restore or rebuild the demised premises to its condition existing prior to the casualty; provided, however, that Landlord's obligation to repair and restore

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the premises shall be limited to the insurance proceeds made available to
Landlord as a result of such casualty and Tenant shall pay for any amounts incurred by Landlord in excess of such insurance proceeds; provided further, however, that if the demised premises are totally damaged or rendered wholly untenantable by Fire or other casualty, then Landlord shall have the right and option to terminate this Lease within thirty (30) days of the date of such casualty by giving written notice to the Tenant, and any rent paid pursuant to Section 3 hereof or other payments which may be due Landlord under this Lease shall be prorated as of the effective date of such termination and any advance payments on account of rent received by Landlord from Tenant shall be proportionately refunded to Tenant.

     If the demised premises are damaged by fire caused by the Tenant, the Tenant shall pay any amount not covered by insurance.

     Tenant shall, at Tenant's sole expense, procure and maintain insurance naming both Landlord and Tenant as insured parties against loss by fire, flood, windstorm and other casualties for the full replacement value of all of Tenant's improvements, fixtures and personal property on the premises.

     SECTION 14.   bankruptcy - INSOLVENCY.   Tenant agrees that if the
leasehold created hereby shall be taken upon execution, attachment or any other process of law, or if Tenant shall be adjudged a bankrupt or insolvent, or if any receiver or trustee be appointed for Tenant's business and property, or if Tenant makes any assignment of Tenant's property for the benefit of creditors, or if Tenant shall file a voluntary petition in bankruptcy or apply for reorganization or any extension agreement with its creditors under the Bankruptcy Code or any other law in force or hereafter enacted and any such execution, attachment order, assignment, or action be not vacated or set aside within thirty (30) days thereafter, then Landlord may, if it so elects, upon ten (10) days written notice to Tenant, terminate this Lease, or Landlord at Landlord's option shall have the right to pursue such other remedies as may be allowed at law or in equity against Tenant and any and all other parties who may be liable.

     SECTION 15.   DEFAULT.   If Tenant shall default in the observance of
any of the covenants on its part to be performed hereunder other than the payment of monies due hereunder, or if Tenant vacates or abandons the demised premises, or if by operation of law any interest of Tenant shall pass to another, then Landlord may give written notice to Tenant in the manner hereafter provided for giving notices, and if Tenant thereafter fails to cure any such default within ten (10) days after the date on which such notice was given or as otherwise provided in this Lease, or if the default involves some act or omission (other than the payment of money) which cannot be cured within ten (10) days, and the cure thereof is not undertaken promptly within such period and thereafter expeditiously completed, then Landlord shall have the right, at its option, to cancel and terminate this Lease and remove all persons and property therefrom by summary proceedings and/or Landlord may declare all ascertainable rents and charges due under this lease to be immediately due and payable, and thereupon all such rents and fixed charges due to the end of the term or any renewal term, if applicable, shall be accelerated or Landlord may elect to take and repossess the demised premises and relet same for Tenant's account, holding Tenant liable in damages for all expenses incurred by Landlord in any such reletting and for any difference between the amount of rents received from such reletting and those due and payable under the terms of this Lease. Landlord may also pursue such other remedies as may be allowed by law or in equity, and all

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such rights and remedies, whether expressly stated above or whether available at law or in equity, shall be deemed separate and cumulative and no one remedy shall be deemed to be exclusive of any such other remedy.

     It is expressly understood and agreed that Tenant shall not be deemed to have committed a default or breach of any of the provisions of this lease (other than the payment of monies which are due pursuant to this Lease), unless written notice of such default shall first have been given to Tenant and the default shall not have been cured within the period of time set forth above.

     Notwithstanding anything to the contrary herein, it is agreed that wherever it is provided in this Section that this lease shall automatically terminate, same shall be deemed and construed to mean that such termination shall be at the option or election of Landlord only, and that such termination and cancellation shall not take effect unless Landlord so elects. In addition to all other rights Landlord may have hereunder or granted by law, in the event Landlord relets the premises, Landlord may let the entire premises or portions thereof for such period of time and such rentals and such use and upon such covenants and conditions as Landlord may elect, applying the rentals or avails of such letting to the payment of Landlord's expenses in dispossessing Tenant, the costs and expenses of making repairs in the demised premises which may be necessary in order to enable Landlord to relet same, to the payment of any brokerage commissions, and to other necessary expenses of Landlord incurred in connection with such reletting, and the balance, if any, shall be applied by the Landlord on account of the payments due or payable by Tenant hereunder with the right reserved to Landlord to bring such actions or proceedings for the recovery of any deficits remaining unpaid as it may deem advisable, without being obligated to, wait until the end of the term hereof for a final determination of Tenant's account, and the commencement or maintenance of any one or more actions shall not bar or preclude subsequent actions for further accruals pursuant to the provisions of this Section. Any balance remaining, however, after full payment and liquidation of Landlord's accounts as aforesaid, shall be paid to Tenant from time to time, with the right reserved to Landlord at any time to give notice in writing to Tenant of Landlord's election to cancel and terminate this lease and all of Tenant's obligations hereunder, and upon the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balances in Tenant's favor that may at the time be owing, it shall constitute a final and effective cancellation and termination of this lease and the obligations thereof on the part of either party to the other.

     In addition to the rents and other sums agreed to be paid by Tenant under this lease, Tenant shall pay to Landlord all expenses incurred by Landlord in enforcing or interpreting its rights hereunder, including, without limitation, all court costs, all attorney's fees (whether incurred out of court, at trial, on appeal or in bankruptcy proceedings), and all collection costs and fees charged by third parties.

     SECTION 16.   WAIVER.   One or more waivers of any covenant or
condition by Landlord shall not be construed as a waiver of a subsequent or continuing breach of the same covenant or condition and the consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent or similar act by Tenant.

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     SECTION  17.   ESTOPPEL CERTIFICATE.   ATTORNMENT AND SUBORDINATION.

     A. Within ten (10) days after the request by Landlord, Tenant shall deliver to Landlord a written and acknowledged statement certifying that Tenant has accepted possession of the demised premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications), and the dates to which the Base Rent and other charges or deposits have been paid. It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the realty comprising the center.

     B. Upon request of Landlord, Tenant shall, in the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage executed by Landlord covering the demised premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

     C. Upon request of Landlord, Tenant covenants that it shall, in writing, within ten (10) days of its receipt of such request, furnish any documents required by landlord or its Lender to subordinate Tenant's rights hereunder to any subsequent ground lease(s) or to the lien of any future mortgage or mortgages by Landlord, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or buildings of which the demised premises are a part or against any buildings hereafter placed upon the land of which the demised premises are a part or against any buildings hereafter placed upon the land of which the demised premises are a part, and to all advances made or thereafter to be made upon the security thereof.

     D. Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out or confirm its obligations under Paragraphs A, B and C above. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant such instruments or certificates.

     E. This lease shall not be recorded without the prior written consent of Landlord. Upon the request of Landlord, Tenant shall execute a short form of this lease which may be recorded at Landlord's sole discretion.

     SECTION 18.   NON-LIABILITY OF LANDLORD.   Landlord shall not be
responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the demised premises hereby leased or any part of the building of which the demised premises are a part or for any loss or damage resulting to Tenant or its property from such activities, including, but not being limited to, bursting, stopped-up or leaking water, gas, air conditioning pipes and ducts, sewer or steam pipes, unless same is due to the gross negligence of Landlord or of Landlord's agents, servants or employees.

     SECTION 19.   SIGNS.   Landlord shall place tenant's name as agreed on
glass by main entry door, on changeable copy board, and on door to tenant's premises.

     SECTION 20.   COVENANT AGAINST LIENS.   Tenant shall have no power or
authority to create any lien or permit any lien to attach

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to Tenant's leasehold or to the estate, reversion or other estate of
Landlord in the premises herein demised or on the building or other improvements of which the demised premises are a part. All material men, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the demised premises or any part thereof, or any such party who may avail himself of any lien against the realty (whether same shall proceed in law or in equity) are hereby charged with notice that they shall look solely to Tenant to secure payment of any amounts due for work done or material furnished to Tenant at the demised premises, or for any other purpose during the term of this lease. Tenant shall indemnify Landlord against any loss or expenses incurred as a result of the assertion of any such lien, and Tenant covenants and agrees to transfer any claimed or asserted lien to a bond or such other security as may be permitted by law within ten (10) days of the assertion of any such lien or claim of lien. Failure of Tenant to clear same within the time aforementioned shall constitute a default under this lease. Tenant shall advise all persons furnishing designs, labor, materials or service to the premises in connection with Tenant's improvement thereof of the provisions of this Section.

     SECTION 21.   PLATE GLASS.   Tenant shall replace at Tenant's sole
expense any and all plate glass damaged or broken from any cause whatsoever in and about the demised premises, except in case of and to the extent of damage or breakage due to fire or due to any other casualty against which Landlord shall be able to collect on its insurance thereon, or except where such breakage is caused by the act of Landlord or its agents.

     SECTION 22.   OBSERVANCE OF LAWS AND ORDINANCES.   Tenant agrees to
obey, comply with and follow promptly at its expense during the term hereof all laws, rules, orders, directives, ordinances and regulations of any and all governmental authorities or agencies and of all municipal departments, bureaus, boards, and officials having proper jurisdiction as to the Center or as to Tenant's business due to its use or occupancy of the demised premises. Tenant, however, shall not be required to make any exterior or structural repairs unless made necessary by the act or work performed by Tenant or Tenant's agents and employees, in which event Tenant shall pay Landlord for the cost of all such structural and exterior repairs at its sole expense. Such work shall be first approved in writing by Landlord and Landlord's approval may be conditioned upon the requirement of appropriate payment and performance bonds. Landlord may also elect to perform such work on Tenant's behalf and at Tenant's sole expense in order to ensure the structural and architectural integrity of the Center.

     Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies from companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the premises shall cause the rate of fire or other insurance on the premises or on other property of Landlord or of others within the Center to be increased beyond the minimum rate from time to time applicable to the premises or to any such property for the use or uses made thereof, Tenant will pay, as additional rental, the amount of any such increases within ten (10) days after Landlord's demand therefor.

     SECTION 23.  DEFINITIONS.

     COMMON AREA MAINTENANCE COSTS as used in this section is hereby defined to mean all costs and expenses of every kind and nature paid or incurred by Landlord or its designees in connection with the following:

          (i) the management, operation, replacement, maintenance, repair, redecorating, refurbishing, conforming with rules and regulations of authorities having jurisdiction and the Fire Insurance Rating Organization and Board of Fire Underwriters; utilities and other services and all other costs and expenses of every kind and nature, foreseeable or unforeseeable, required or desired, suggested or recommended for the operation, maintenance or otherwise with respect to the Common Areas in a manner deemed by Landlord in Landlord's sole discretion, to be appropriate for the best interest of the Center, as conclusively determined by Landlord in accordance with Landlord's method of accounting and allocated to any year on the accrual method of accounting, including the supply by Landlord of electricity and other utilities to the Common Areas; reserves for the replacement of all or any part of the Common Areas (calculated on such life as Landlord's accountants shall determine); and the salaries and other compensation of any manager, secretary, security and any other personnel who implement the aforesaid management, maintenance, security, operation, replacement, etc., of the Common Areas and related costs including worker's compensation insurance and the cost of office space, supplies, uniforms and equipment;

          (ii) the maintenance, repair and replacement (except to the extent of Landlord's receipt of the proceeds of insurance therefor) of all portions of the Center, buildings and improvements and the sprinkler system other than as set forth in subparagraph (i) above, and other than such maintenance, repair and replacement as Landlord may perform at another tenant's expense on the interior of any tenant's premises; and

          (iii) the maintenance of all Insurance (including but not limited to fire, broad form extended coverage, rent, war risk, liability, products liability, flood, etc.) carried by and in the discretion of Landlord or its designees covering the Center, buildings and improvements, the Common Areas and every other facility or property used or required or deemed necessary in connection with any of them.

     IMPOSITIONS as used in this section is hereby defined to mean all impositions, taxes, assessments (special or otherwise), water and sewer rents and other governmental levies and charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and all substitutes therefor, including all taxes whatsoever (except any inheritance, estate, succession, transfer or gift tax imposed upon Landlord or any income tax specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Center), attributable in any manner to the Center, or the rents receivable therefrom, or any part thereof or any use thereon or any facility located therein or used in conjunction therewith, including land intended for future development, or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be a so-called "real estate tax."

     COMMON AREAS as used in this section is hereby defined to mean all portions of the Center, whether owned or ground leased by Landlord or made available for use by other owners or ground lessors of parcels within the Center, by lease, easement agreement, or otherwise, which have, at the time in question been designated and improved for common use by or for the benefit of more than one (1) occupant of the Center, but excluding all portions of the Center which are used or designated to be used solely by one (1) occupant. Any portion of the Center so included within Common Areas shall be excluded therefrom when designated by Landlord for a non-common use, and any portion thereof not heretofore included within Common Areas shall be included when so designated and improved for common use.

     CENTER as used in this section is hereby defined to mean (i) the parcel(s) of land and improvements as generally depicted on Schedule A, whether owned in fee or ground leased by Landlord or made available for use by any reciprocal operating easement agreement (hereinafter referred to as "ROE Agreement"); and (ii) any other parcel(s) of land, together with the improvements thereon, and any easement or right of way any time designated by Landlord to be part of the Center; and (iii) any plant or other facility, serving any portion of the Center, whether or not such plant or facility shall be located in the Center or on any other parcel(s) of land, including the facilities connecting any such plant or facility to the Center. Schedule "A" sets forth the general layout of the Center but shall not be deemed a warranty, representation or agreement by Landlord that the configuration of the Center will be exactly as indicated on Schedule "A" except as may be otherwise expressly provided herein.

     Landlord reserves the right to add to or to sever the ownership of or title to any portion(s) of the Center at any time.

     All of the land and improvements set forth in (i) through (iii) above shall remain a part of the Center only so long as such designation remains unrevoked by Landlord or until such time as any portions thereof are taken by right of eminent domain, whichever shall first occur.

     GROSS LEASABLE AREA as used in this section is hereby defined as the number of square feet of floor space on all floors of premises occupied exclusively by Tenant (as stated in the first page of this lease) or the number of square feet of floor space on all floors occupied by all occupants of the Center measured to the exterior faces of exterior walls and to the center lines of party walls or to lease lines established by Landlord, as the context so requires.

     SECTION 24. DEFAULT BY LANDLORD. Landlord shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or within such additional time as is reasonably required to correct any such default) after notice to Landlord by Tenant properly specifying wherein Landlord has failed to perform any such obligations.

     SECTION 25.   THIS SECTION INTENTIONALLY LEFT BLANK.

     SECTION 26.   CONSUMER PRICE INDEX ADJUSTMENTS.   Where the contents
of this Lease shall require that any amounts due shall be adjusted based on fluctuations of the purchasing power of the US dollar, then such adjustment shall be made in accordance with the terms of this Section, PROVIDED ALWAYS that, notwithstanding such adjustment, the minimum amount to be paid by Tenant to Landlord under this Lease shall not be LESS THAN the specific amounts required to be paid under this Lease without reflecting such adjustment.

     Where such adjustment shall require the application of the Consumer Price Index, such Index shall mean the Bureau of Labor Statistics Consumer Price Index revised, under the 1967 average equal to 100 (herein called "CPI") for the United States, which Index is currently identified as the "Index of Change in Prices of Goods and Services Purchased by Urban Wage Earner and Clerical Worker Families to Maintain their Level of Living".)
It is understood that the above Index is now being published monthly by the Bureau of Labor Statistics of the United States Department of Labor.
Should such Index be published at other intervals so that the monthly average cannot be determined as contemplated herein, then such standard shall be arrived at from the Index or Indexes published by the Bureau most closely approximating the said monthly intervals. Should said Bureau of Labor Statistics change the manner of computing said Index, and should the Bureau furnish a conversion factor designed to adjust the new Index to the one previously in use, then the adjustment to the new Index shall be made on the basis of such conversion factor. Should the Publication of such Index be discontinued by said Bureau of Labor Statistics, then such other Index as may be published by such Bureau most nearly approaching said discontinued Index shall be used in making the adjustment herein provided. Should said Bureau discontinue the publication of an Index approximating the Index herein contemplated, then such Index as may be published by another United States governmental agency as most nearly approximates the Index herein first above referred to shall govern and be substituted as the Index to be used, subject to the application of an appropriate conversion on the factor to be furnished by said governmental agency. If the governmental agency will not furnish such conversion factor, then the parties shall agree upon a conversion factor or a new Index and, in the event agreement cannot be reached as to such factor or such new Index, then the parties hereto agree to submit to arbitrators, one chosen by Tenant, the other by Landlord and a third by the designated arbitrators in order to choose an Index approximating as nearly as can be the Index hereinabove first contemplated. The CPI adjustment shall be made by multiplying the amount(s) specified in this Lease subject to such adjustment by a fraction, of which the denominator shall be the CPI for the month in which this Lease shall have been executed, and the numerator of which is the CPI for the last month of each lease year prior to the first month of any lease year for which such CPI adjustment shall be required, Landlord shall submit to Tenant computational schedule reflecting the adjustment pursuant to this aforementioned formula within fifteen (15) days after said Index shall be available.

     The adjustment so computed shall, subject to the terms of this Section, be applicable for the entire lease year until the next lease year's adjustment, if any, and such adjustments which may be in arrears shall be paid by Tenant to Landlord with the next due date of the payment due under this Lease requiring such adjustment and for every month thereafter under this Lease for which such adjustment shall be applicable.

     SECTION 27.   QUIET ENJOYMENT.   Landlord agrees that if Tenant shall
pay the Rent and other charges herein provided, and shall perform all of the covenants and agreements herein stipulated to be Performed on Tenant's part, Tenant shall at all times during the term of this lease have. the peaceable and quiet enjoyment and possession of the demised premises subject to all the terms of this lease, without any hindrance from Landlord or any persons lawfully claiming through Landlord, except as to such portion of the demised premises as shall be taken under the power of eminent domain.

     SECTION 28.   HOLDING OVER.   If Tenant shall remain in Possession of
all or any part of the demised premises after the expiration of the term of this lease, then Tenant shall be deemed a Tenant of the demised premises from month-to-month, cancelable Upon thirty (30) days written notice, subject to all of the terms and provisions hereof, except only as to the terms of this lease; Provided, however, that the base rent payable pursuant to Section 3(A) hereof during such period as Tenant shall continue to hold the demised premises, or any part thereof, shall be an amount equal to twice the base rent in effect for the last lease year prior to the expiration of this lease in addition to all other charges specified in this lease.

     SECTION 29.   LIEN UPON TENANT'S PROPERTY.   All property, furniture,
furnishings, equipment and fixtures of the Tenant situated upon the demised premises during the term of this lease shall be and are hereby bound for the payment of the Base Rent and other charges specified herein and for the fulfillment of all covenants of this lease, and a lien is hereby created thereon in favor of Landlord for the full and prompt payment of such amounts and fulfillment of said covenants. The lien hereby created shall be in addition to any statutory Landlord's lien.

     SECTION 30.   SURRENDER OF DEMISED PREMISES.   Tenant shall deliver
and surrender to Landlord possession of the demised premises upon expiration of this lease, or its earlier termination as herein provided, broom clean, and in as good condition and repair as the same shall be at the commencement of the term of this lease, or may have been put by Landlord during the continuance thereof, ordinary wear and tear and damage by fire or the elements, excepted. Tenant shall, at its expense, remove all property of Tenant and all alterations, additions, signs and improvements as to which Landlord shall have made this election hereinbefore provided, and Tenant shall pay for the repair of all damage to the demised premises caused by such removal. Any property not so removed at the expiration of the term hereof and as to which Landlord shall have not made said election, shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord, as Landlord shall desire, and any of the costs therefor charged to Tenant. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this lease.

     SECTION 31.   RELATIONSHIP OF PARTIES.   Nothing contained in this
lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant, it being expressly understood and agreed that neither the computation of rent nor any other provisions contained in this lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

     SECTION 32.  BROKERAGE.  SECTION DELETED

     SECTION 33.  NOTICES.   Any notice, request, demand, approval, consent
or other communication which Landlord or Tenant may be required or permitted to give to the other party shall be in writing and shall be mailed to the other party at the address specified on the signature page hereof, or to the demised premises if such communication is to Tenant, or to such other address as either party shall have designated by notice to the other, and the time of the rendition of such shall be when same is deposited in an official United States Post Office, postage prepaid.

     SECTION 34.   TITLE OF SECTIONS.   The titles of the sections
throughout this lease are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this instrument.

     SECTION 35.   SECURITY DEPOSIT.   Tenant, contemporaneously with the
execution of this lease, has deposited with Landlord the sum of Seven Hundred eighty-seven and 77/100 Dollars ($787.77), receipt of which is hereby acknowledged by Landlord as security for the full and faithful performance by Tenant of all the terms, covenants and conditions of this lease upon Tenant's part to be performed, which sum shall be returned to tenant after the time fixed as the expiration of the term hereof, provided Tenant has fully and faith fully carried out all of the terms, covenants and conditions on Tenant's part to be performed. Landlord shall have the right, but not the obligation, to apply any part of the deposit to cure any default of Tenant, and if Landlord does so, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this lease, Tenant's failure to pay to Landlord a sufficient amount to restore the security to the original sum deposited within five (5) days after receipt of demand therefor shall constitute a default under the lease. No interest shall be paid by Landlord to Tenant on such security deposit. Should Tenant comply with all of the terms, covenants and conditions of this lease and promptly pay all of the rental due hereunder as it falls due and all other sums payable by Tenant to Landlord hereunder, the deposit shall be returned in full to Tenant at the end of the term of this lease or at the earlier termination of this lease.

     In the event of a sale of the building or a lease of the land on which it stands (subject to this lease), Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall be considered released by Tenant from liability for the return of such security and Tenant shall look to the new Landlord or lessee solely for the return of the security and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. The security deposit under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of Landlord and may be commingled with other funds of Landlord.

     SECTION 36.   BINDING EFFECT.   Except as herein otherwise expressly
provided, the terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and the permitted assigns of Tenant. Each term and each provision of this lease to be performed by Tenant shall be construed to be both an independent covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Landlord, but has reference only to those instances in which Landlord may have given consent to a particular assignment.

     SECTION 37.   INVALIDITY OF PARTICULAR PROVISION.   If any term or
provision of this lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

     SECTION 38.   MORTGAGEE PROTECTION CLAUSE.   Tenant agrees that in the
event of any default by Landlord in any of the terms and conditions of this lease, that Tenant shall notify any mortgagee holding a mortgage on the Demised Premises (provided any such mortgagee furnishes Tenant notice in writing of (1) any such mortgagee's lien on the Demised Premises, and (2) any such mortgagee's address for such notice purposes of any such default by Landlord, and any such mortgagee shall have a period of thirty (30) days after receipt of such notice from Tenant to cure any default. When, however, the nature of the default of Landlord is such that it cannot be cured within said thirty (30) days, any such mortgagee shall have such additional time as may be reasonably required to cure any such default, provided any such mortgagee (1) shall have commenced to cure any such default within said thirty (30) day period, and (2) shall diligently continue such steps until such default is cured. No alleged default by Landlord shall be deemed perfected until the expiration of the time(s) given to the mortgagee under the provisions of this section.

     SECTION 39.   PERSONAL LIABILITY   "Landlord" means the owner or the
mortgagee in possession for the time being of the fee simple title to the premises so that in the event of any sale of the premises. Landlord shall be and hereby is entirely released and discharged from any and all further liability and obligations of Landlord hereunder except those that may have theretofore accrued.

     Notwithstanding anything to the contrary provided in this lease, if Landlord or any successor in interest of Landlord, shall be an individual, joint venture, corporation, tenancy in common, firm or partnership, general or limited, or if Landlord shall be a mortgagee in possession (for the purposes of this paragraph collectively referred to as "Landlord"), it is specifically understood and agreed, such agreement being a primary consideration for the execution of this lease by Landlord, that there shall be absolutely no personal liability on the part of the Landlord, its successors or assigns, with respect to any of the terms, covenants and conditions of this lease, and that Tenant shall look solely to the equity of Landlord in the premises for the covenants and conditions of this lease to be performed by Landlord.

     Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and building comprising the Center of which the demised premises are a part for the collection of any judgment (or any other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies.

     SECTION 40.   TAX INCREASE.   SECTION DELETED

     SECTION 41. RADON DISCLOSURE & HAZARDOUS MATERIAL. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. The undersigned Tenant acknowledges having read the foregoing notification and further acknowledges that they have executed this Lease fully aware of the aforementioned conditions.

     Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Shopping Center without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. If Landlord should grant its consent, Tenant shall at all times promptly comply at Tenant's sole cost and expense, if any, with all federal, state and local laws, ordinances and regulations relating to generation, manufacture, storage, disposal or transportation of any Hazardous Material. For the purpose of this Lease, "Hazardous Material" shall include, but not be limited to, oil, flammable explosives, polychlorobiphenyls (PCB's"), asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation, all "Hazardous Substances" or similar terms under any federal, state or local laws, ordinances or regulations. If Tenant breaches the obligations set forth in this Section, or if the presence of Hazardous Materials otherwise occurs for which Tenant is legally liable for damage resulting therefrom, then Tenant shall indemnify, defend at Tenant's expense with counsel reasonably acceptable to Landlord, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, cost, liabilities or losses (including without limitation, diminution in value of the Center or any part thereof, damages for the loss or restriction on use of rentable or useable space in the Center, sums paid in settlement of claims, and any attorney's fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in, on or under the Premises of the Center. Without limiting the foregoing, if the presence of any Hazardous
Material caused or permitted by Tenant result in any contamination of the Premises or the Shopping Center, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the premises and/or Center to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord's approval of such actions shall first be obtained.

     Tenant shall comply with all government and/or accrediting organizations for permits and/or certifications for the proper and appropriate use, storage, transport and disposal of medical, infectious, hazardous and radioactive materials and wastes.

     SECTION 42.   PAYMENTS BY LANDLORD ON BEHALF OF TENANT.   If
Tenant fails to pay any taxes, assessments, or any other payments required to be paid by Tenant hereunder (other than amounts payable as base rents), Landlord may, on behalf of Tenant, make any such payment or payments, and Tenant covenants thereupon to reimburse and pay Landlord any amount so paid and expended (with interest thereon at the maximum legal contract rate from the date of the payment so made until paid by Tenant) on the date on which the next installment of rent shall be payable.

     SECTION 43.   CONSTRUCTION.   This agreement has been executed in the
State of Florida and shall be construed in accordance with the laws thereof.

     SECTION 44.   NON-SMOKING FACILITY.    Tenant covenants and agrees
that during the term hereof--or any extension or renewal hereof--it, its employees, its agents, its invitees and/or customers will not utilize (smoke) any cigarettes, cigars, pipes, or related tobacco products as it is the intent of the Landlord to create an entire non-smoking facility. To the extent that some other tenant currently smokes in their premises, it is because the Landlord has no authority under existing lease to affect that type situation. Upon expiration of existing lease, the Landlord will extend the smoking prohibition to those premises also.

     The tenant acknowledges that his acceptance of this restriction of use is a substantial, material inducement for the Landlord to enter into this agreement.

     SECTION 45   ENTIRE AGREEMENT.   This Lease and the Schedules attached
hereto and by reference made a part hereof constitute the entire agreement between the parties hereto and no portion thereof may be altered, modified or amended in any manner whatsoever unless same shall be in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the date first above written.

Signed, sealed and delivered in the presence of:

/s/ Kalyn A Hay                   SHERWOOD FOREST OF TEMPLE TERRACE, INC.

/S/ Paula Carlton                 By: /s/ Sherrill M. Tomasino
                                      Landlord

                                  ASSOCIATED GOLF MANAGEMENT, INC.

                                  By: /s/ Eddie Pearce
                                      Tenant

STATE OF FLORIDA       )
COUNTY OF HILLSBOROUGH )

     I HEREBY CERTIFY that on this date before me, an officer duly qualified to take acknowledgments, personally appeared Sherrill M. Tomasino, individually, to me known to be the person described in and who executed the foregoing guaranty to Lease Agreement and acknowledged before me that they executed the same.

     WITNESS my hand and official seal in the County and State last aforesaid this 18th day of May, 1999.

                                  /s/ Paula R. Eldon
                                  NOTARY PUBLIC - STATE OF FLORIDA
                                  My Commission Expires: 9/17/02

STATE OF FLORIDA       )
COUNTY OF HILLSBOROUGH )

     I HEREBY CERTIFY that on this date before me, an officer duly qualified to take acknowledgments, personally appeared Eddie Pearce, individually, to me known to be the person described in and who executed the foregoing guaranty to Lease Agreement and acknowledged before me that they executed the same.

     WITNESS my hand and official seal in the County and State last aforesaid this 26th day of May, 1999.

                                  /s/ Paula R. Eldon
                                  NOTARY PUBLIC - STATE OF FLORIDA
                                  My Commission Expires: 9/17/02


Mailing Address for Landlord:     Mailing Address for Tenant:
Sherwood Forest of Temple         Associated Golf Mang., Inc.
Terrace, Inc.                     11007 N. 56th Street, Ste. 204
1O935-B N. 56th Street            Temple Terrace, FL 33617
Temple Terrace, FL 33617